Exhibit 3.1.3

CERTIFICATE OF LIMITED PARTNERSHIP

OF

A LA CARTE CATERING EVENT PAVILION, LTD.

1.	A LA CARTE CATERING EVENT PAVILION, LTD.

(Name of Limited Partnership; must contain a suffix such as “Limited,” “Ltd.,” or “Limited Partnership”)

2.	2202 North West Shore Boulevard, 5th Floor, Tampa, Florida 33607

(Business address of Limited Partnership)

3.	JOSEPH J. KADOW

(Name of Registered Agent for Service of Process)

4.	2202 North West Shore Boulevard, 5th Floor, Tampa, Florida 33607

(Florida street address for Registered Agent)

5.	/s/ Joseph J. Kadow

(Registered Agent must sign here to accept designation as Registered Agent for Service of Process)

6.	2202 North West Shore Boulevard, 5th Floor, Tampa, Florida 33607

(Mailing Address of the Limited Partnership)

7.	The latest date upon which the Limited Partnership is to be dissolved is: 12/31/2038

8.	Name(s) of general partner(s):	Street address:

	OUTBACK CATERING, INC.	2202 North West Shore Boulevard, 5th Floor Tampa, Florida 33607

Under penalties of perjury I (we) declare that I (we) have read the foregoing and know the contents thereof and that the facts stated herein are true and correct.

Signed this 7th day of July, 2000.

OUTBACK CATERING, INC., a Florida corporation, as the sole General Partner

By:	/s/ Joseph J. Kadow
Joseph J. Kadow, Vice President and General Counsel

AFFIDAVIT OF CAPITAL CONTRIBUTIONS

FOR FLORIDA LIMITED PARTNERSHIP

The undersigned, constituting the sole general partner of A LA CARTE CATERING EVENT PAVILION, LTD., a Florida Limited Partnership, certify that:

1.	The amount of capital contributions to date of the limited partners is $25,000.

2.	The total amount contributed and anticipated to be contributed by the limited partners at this time totals $25,000.

FURTHER AFFIANT SAYETH NOT.

Under penalties of perjury I (we) declare that I (we) have read the foregoing and know the contents thereof and that the facts stated herein are true and correct.

Signed this 7th day of July, 2000.

OUTBACK CATERING, INC., a Florida corporation, as General Partner

By:	/s/ Joseph J. Kadow
Joseph J. Kadow, Vice President and General Counsel

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

A LA CARTE CATERING EVENT PAVILION, LTD.

Pursuant to the provisions of Section 620.109, Florida Statues, this Florida limited partnership, whose certificate was filed with the Florida Department of State on July 12, 2000, adopts the following Certificate of Amendment to its Certificate of Limited Partnership:

1. The name of the limited partnership is: A La Carte Catering Event Pavilion, Ltd.

2. The date of filing of the Certificate of Limited Partnership is: July 12, 2000.

3. Article 1. of the Certificate of Limited Partnership is hereby amended by striking out Article 1. thereof and by substituting in lieu of said Article the following new Article:

1.	A La Carte Event Pavilion, Ltd.

(Name of Limited Partnership; must contain a suffix such as “Limited,” “Ltd.,” or “Limited Partnership”)

4. This Certificate of Amendment shall be effective at the time of its filing with the Florida Department of State.

Under penalties of perjury I (we) declare that I (we) have read the foregoing and know the contents thereof and that the facts stated herein are true and correct.

Signed this 7th day of July, 2008.

OUTBACK CATERING, INC., a Florida corporation, as the sole general partner

By:	/s/ Samuel A. Tancredi
Samuel A. Tancredi, President